                                                                    Exhibit 4(c)



Certificate Number                                            Principal Amount
R                                                             $

Date                                                          Index Number

  REGISTERED                                                       REGISTERED
6.90% DEBENTURE                                                 6.90% DEBENTURE
   DUE 2026                                                         DUE 2026

                            J. C. PENNEY COMPANY, INC.

                                                     CUSIP 708160 BK 1
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

J. C. PENNEY COMPANY, INC., a
Delaware Corporation (hereinafter
called the Company), for value
received, promises to pay to

                                                                      6.90%
                                                                     DUE 2026

or registered assigns, the principal sum of                           DOLLARS,
on August 15, 2026, and to pay interest on said principal sum, semiannually on February 15 and August 15 of each year, at the rate of 6.90% per annum, from the February 15 or the August 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid on the Debentures, in which case from August 19, 1996, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest.
Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Regular Record Date, which shall be the close of business on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Debenture shall bear interest from such Interest Payment Date; PROVIDED,

HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Debentures, from August 19, 1996. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the Regular Record Date for such Interest Payment Date. The principal of and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

                        CERTIFICATE OF AUTHENTICATION

This is one of the 6.90% Debentures Due 2026 referred to in the within-mentioned Indenture.


                                           FIRST TRUST OF CALIFORNIA,
                                           NATIONAL ASSOCIATION,

                                           as Trustee

                                           By
                                             -------------------------------
                                             Authorized Officer

                                     OR

                   ALTERNATE CERTIFICATE OF AUTHENTICATION

This is one of the 6.90% Debentures Due 2026 referred to in the within-mentioned Indenture.


                                           FIRST TRUST OF CALIFORNIA,
                                           NATIONAL ASSOCIATION,

                                           as Trustee

                                           By
                                             ---------------------------------
                                             THE CHASE MANHATTAN BANK
                                             Authenticating Agent

                                           By
                                             ---------------------------------
                                             Authorized Officer

        Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

        Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, J. C. PENNEY COMPANY, INC. has caused the execution hereof in its corporate name by its duly authorized officers.

                                           J. C. PENNEY COMPANY, INC.

          By /s/ C. R. Lotter              By /s/ W. R. Howell
            -------------------------        -----------------------------
            Secretary                        Chairman of the Board


THIS DEBENTURE IS TRANSFERABLE AT THE OFFICE OR AGENCY OF THE COMPANY SHOWN ON THE REVERSE HEREOF.

                          J. C. PENNEY COMPANY, INC.
                           6.90% DEBENTURE DUE 2026

    This Debenture is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and First Trust of California, National Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the indenture provided. This Debenture is one of a series of the Securities designated as the 6.90% Debentures Due 2026 (herein called the "Debentures"), limited in aggregate principal amount to $200,000,000.

    The Debentures may not be redeemed prior to maturity.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register, upon surrender of this Debenture for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Debentures are issuable only as registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Company may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Debentures by depositing in trust with the Trustee money or U.S. Government Obligations (as defined in the Indenture) or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Debenture to receive payments due on such Debentures at the time provided therein and in the Indenture; and provided further that no such payment shall be made prior to August 15, 2003. If such deposit is sufficient to make all payments of (1) interest on the Debentures prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Debentures when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Debentures and the Indenture as it relates to the Debentures shall be discharged and terminated except as otherwise provided in the Indenture.

    If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

    No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any Indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    Optional Repayment. The registered Holder of this Debenture may elect to have the Debenture, or any portion of the principal amount hereof that is an integral multiple of $1,000, repaid on August 15, 2003 at 100% of the principal amount thereof, together with accrued and unpaid interest to August 15, 2003. The Holder shall exercise this repayment option by delivering this Debenture with the "Option to Elect Repayment on August 15, 2003", below, completed. In order for such an election to be effective, the Company must receive such election at its office or agency in New York, New York, during the period beginning on June 15, 2003 and ending at 5:00 p.m. (New York City time) on July 15, 2003 (or if July 15, 2003 is not a Business Day, the next succeeding Business Day). Any such election received by the Company during the period beginning on June 15, 2003 and ending at 5:00 p.m. (New York City time) on July 15, 2003 (or, if July 15, 2003 is not a Business Day, the next succeeding Business Day) shall be irrevocable. The repayment option may be exercised by the Holder of the Debenture for less than the entire principal amount of the Debenture, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Debenture for repayment will be determined by the Company, whose determination will be final and binding. As used herein, the term "Business Day", means a day on which federally chartered banks located in New York, New York are required or authorized to open for business (other than a Saturday or Sunday) under the laws of the United States.


                OPTION TO ELECT REPAYMENT ON AUGUST 15, 2003

I or we hereby irrevocably elect to exercise the option to have the principal sum of

      -----------------------------------------------------------------------,
       (Please insert principal amount as to which repayment is elected) together with accrued and unpaid interest thereon to August 15, 2003, repaid by the Company on August 15, 2003. If less than the entire principal amount of the Debenture is to be repaid, specify the denomination or denominations (which shall be in authorized denominations) of the Debentures to be issued to the Holder for the portion of the within Debenture not being repaid (in the absence of any such specification, one such Debenture will be issued for the portion not being repaid):

- -----------------------------------------------------------------------------

Dated:
       ----------------------------------------------------------------------

Signed:
       ----------------------------------------------------------------------
         (Sign exactly as name appears on the other side of this Debenture)

Signature Guarantee:

- -----------------------------------------------------------------------------
    (Signature must be an eligible institution within the meaning of Rule
      17A(d)-15 under the Securities Exchange Act of 1934, as amended)

ADM       - Administrator(s),
            administratrix(ices)
COMM      - Committee(s)
CONS      - Conservator(s)
CUST      - Custodian
EST       - Estate
EX        - Executor(s), executrix(ices)
FBO       - For the benefit of
GDN       - Guardian(s)
JT TEN    - As joint tenants with right
            of survivorship and not
            as tenants in common
TEN COM   - As tenants in common
TEN ENT   - As tenants by the entireties
TR        - Trustee(s)
UA        - Under agreement
UNIF GIFT - Uniform Gifts to
MIN ACT     Minors Act
UW        - Under last will and
            testament



FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------

- --------------------------------------

- -----------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

- -----------------------------------------------------------------------------
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

- -------------------------------------------------------------------- attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:
      ------------------------------------

Signed:
       -----------------------------------


THIS DEBENTURE IS TRANSFERABLE AT:

                           The Chase Manhattan Bank
                           55 Water Street
                           2nd Floor
                           New York, New York 10041

  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.